M FUND, INC.

PARTICIPATION AGREEMENT

With

PRUCO LIFE INSURANCE COMPANY

        THIS AGREEMENT, made and entered into this 22nd day of May, 2001, by and among M Fund, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Fund”), M Financial Investment Advisers, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Adviser”) and Pruco Life Insurance Company, a life insurance company organized and existing under the laws of the State of Arizona (the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

        WHEREAS, the Fund is a series-type mutual fund offering shares of beneficial interest (the “Fund shares”) consisting of one or more series (“Series”) of shares (“Series shares”), each such Series share representing an interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

        WHEREAS, the Company desires that the Fund serve as an investment vehicle for certain separate account(s) of the

Company;

        NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser, and the Company agree as follows:

ARTICLE I. Additional Definitions

    1.1.        “Account” — each separate account of the Company described more specifically in Schedule 1 to this Agreement (as may be amended from time to time).

    1.2.        “Business Day” — each day that the Fund is open for business as provided in the Fund Prospectus.

    1.3.        “Code” — the Internal Revenue Code of 1986, as amended.

    1.4.        “Contracts” — the class or classes of variable annuity contracts and variable life insurance policies issued by the Company and described more specifically on Schedule 1 to this Agreement (as may be amended from time to time).

    1.5.        “Contract Owners” — the owners of the Contracts, as distinguished from all Product Owners.

    1.6.        “NASD” — National Association of Securities Dealers, Inc.

    1.7.        “Participating Account” — a separate account investing all or a portion of its assets in the Fund, including the Account.

    1.8.        “Participating Insurance Company” — any insurance company investing in the Fund on its behalf or on behalf of a Participating Account, including the Company.

    1.9.        “Products” — variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Fund, including the Contracts.

    1.10.        “Product Owners” — owners of Products, including Contract Owners.

    1.11.        “Prospectus” — with respect to the Fund shares, each version of the definitive prospectus therefor or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Section 4.6 and Article VIII, the term “Prospectus” shall include any statement of additional information incorporated therein.

    1.12.        “Registration Statement” — with respect to the Fund shares, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

    1.13.        “1940 Act Registration Statement” — the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Fund 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

    1.14.        “Statement of Additional Information” — with respect to the Fund, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

    1.15.        “SEC” — the Securities and Exchange Commission.

    1.16.        “1933 Act” — the Securities Act of 1933, as amended.

    1.17.        “1940 Act” — the Investment Company Act of 1940, as amended.

ARTICLE II. Sale of Fund Shares

        2.1 The Fund shall make shares of those Series listed on Schedule 2 to this Agreement available for purchase by the Company on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) Fund Series in existence now or that may be established in the future and not listed on Schedule 2 will be made available to the Company only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the “Fund Board”) may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that “shareholders” for this purpose shall mean Product Owners).

        Without limiting the foregoing, the Fund and the Adviser are concerned that the Fund and Product Owners may be adversely affected by Product Owners or other investors whose purchase and redemption activity indicates market timing or other large, short-term trading activity; accordingly, the Fund reserves the right to adopt procedures to reduce, discourage or eliminate such trading activity, including without limitation the rights (i) to reject specific purchase orders, and (ii) to delay paying redemption proceeds to the fullest extent permitted by law. The Company agrees to cooperate with the Fund and Adviser and to assist in implementing such restrictions on purchase, redemption and transfer activity as the Fund or Adviser reasonably determine, in good faith, are necessary for the protection of the Fund and Product Owners.

    2.2.        The Fund shall redeem, at the Company’s request, any full or fractional shares of the Fund held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder.

      2.3. Purchase and Redemption Procedures

    (a)        The Company shall pay for shares of each Series on the same day that it notifies the Fund of a purchase request for such shares. Payment for Series shares shall be made in federal funds transmitted to the Fund by wire on the day the Fund is notified of the purchase request for Series shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received before the time that the Fund prices its shares (as specified in its Registration Statement), then such funds will be invested, and Series shares purchased thereby will be issued at the net asset value next determined after the Fund receives such payment.

    (b)        Payment for Series shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Fund shares of other Series in accordance with Section 2.3(a) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to Contract Owners; the Company alone shall be responsible for such action.

    2.4.        The Fund shall use its best efforts to calculate and make the net asset value per share for each Series available to the Company by 5:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Fund Prospectus. Neither the Fund, any Series, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement to the extent such information is based on incorrect information supplied by the Company or any other Participating Insurance Company or Qualified Person (as defined in Section 2.8 of this Agreement) to the Fund or the Adviser.

    2.5.        The Fund shall furnish notice to the Company (by fax, or telephone followed by written confirmation) as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions.

    2.6.        Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

    2.7.        (a) The Company may withdraw the Account’s investment in the Fund or a Series of the Fund only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Product Owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication; (v) upon sixty (60) days advance written notice; (vi) from a Series, upon a change in the Portfolio Manager for that Series; or (vii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

    (b)        The Company shall not, without the prior written consent of the Adviser (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund’s investment adviser.

    2.8.        The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase and hold shares of the Fund under Section 817(h) of the Code. The Fund shall not sell Fund shares to any insurance company, separate account or Qualified Person unless an agreement containing provisions substantially similar to Articles II, V, and VII of this Agreement is in effect to govern such sales (to the extent required in order to comply with the “Exemptive Order” referred to in Section 7.1 below).

ARTICLE III. Representations and Warranties

    3.1.        The Company represents and warrants that: (i) the Company is an insurance company duly organized, duly existing and in good standing under Arizona insurance law; (ii) the Account is (or will be prior to the purchase by the Company of Fund shares for the Account) a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) the Contracts will be issued in compliance in all material respects with all applicable federal and state laws; (iv) the Contracts currently are and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and (v) the Company and the Account qualify (or will qualify prior to the purchase by the Company of Fund shares for the Account) to purchase and hold shares of the Fund under Section 817(h) of the Code.

    3.2.        The Fund represents and warrants that: (i) the Fund is a corporation duly organized, validly existing and in good standing under Maryland law; (ii) the Fund’s 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is and shall remain duly registered as an open-end management investment company thereunder; (iii) the Fund Registration Statement has been declared effective by the SEC; (iv) Fund shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Fund currently qualifies as a “regulated investment company” under Subchapter M of the Code and is and shall remain in compliance with Section 817(h) of the Code; (vi) the Fund’s investment policies are in material compliance with any investment restrictions set forth on Schedule 3 to this Agreement; and (vii) the Fund does and will comply in all material respects with the 1940 Act. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

    3.3.        The Adviser represents and warrants that it is and will remain registered in all material respects as an investment adviser under federal and all applicable state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws. The Adviser represents that it will manage the Fund consistent with the Fund’s investment objectives, policies, and restrictions.

    3.4.        Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

    3.5.        The Fund represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

    3.6.        The Company represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE IV. Filings, Information and Expenses

    4.1.        The Fund shall amend the Fund Registration Statement and the Fund’s 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Fund shares and to maintain the Fund’s registration under the 1940 Act for so long as Fund shares are sold. The Fund shall file, register, qualify and obtain approval of the Fund shares for sale under state securities laws to the extent deemed advisable by the Adviser.

    4.2.        Unless other arrangements are made, the Fund shall provide the Company with: (i) a copy, in camera-ready form or otherwise suitable for printing or duplication, of each Fund Prospectus and any supplement thereto and each Fund Statement of Additional Information and any supplement thereto; and (ii) copies of the Fund’s proxy materials, reports to shareholders, and other communications to shareholders in such quantity, if any, as the Company shall reasonably require for distributing to Contract Owners.

    4.3.        The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

    4.4.        The Company shall inform the Fund of any investment restrictions imposed by state insurance law that may become applicable to the Fund from time to time as a result of the Account’s investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 3 to this Agreement. Upon receipt of such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders (it being understood that “shareholders” for this purpose shall mean Product Owners), the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances. If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and the Company shall amend Schedule 3 to this Agreement to reflect such restrictions.

    4.5.        The Company shall provide Contract private placement memoranda, Fund Prospectuses, and Fund Statements of Additional Information, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, to the extent required by the federal securities laws, the Exemptive Order referred to in Article VII hereof, and any applicable state insurance or securities laws.

    4.6.        All expenses incident to each party’s performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

    (a)        Expenses assumed by the Fund include, but are not limited to, the costs of: (i) registration and qualification of the Fund shares under the federal securities laws; (ii) preparation and filing with the SEC of the Fund Prospectus, Fund Registration Statement, Fund proxy materials and shareholder reports, and preparation of a camera-ready copy thereof; (iii) preparation of all statements and notices required by any federal or state securities law; (iv) all taxes on the issuance or transfer of Fund shares; and (v) any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Fund otherwise shall pay no fee or other compensation to the Company under this Agreement, unless the parties otherwise agree, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

    (b)        Expenses assumed by the Company include, but are not limited to, the costs of: (i) filing and qualification of the Contracts under any applicable state insurance or securities laws; (ii) preparation and dissemination of any necessary disclosure documents for the Contracts or the Account; (iii) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law; and (iv) distribution of Fund proxy materials and reports to Contract Owners.

    4.7.        The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in disclosure documents for the Contracts (including any private placement memoranda) or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners.

    4.8.        The Fund and the Company shall provide to the other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, private placement memoranda, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities, to the extent such filings are applicable.

    4.9.        Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, private placement memoranda, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency, and to the extent such exists. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

    4.10.        Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

    4.11.        The Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the Fund and the Adviser promptly upon the occurrence of any event the Company believes might necessitate a material modification or suspension.

ARTICLE V. Voting of Fund Shares

    5.1.        With respect to any matter put to vote by the holders of Fund shares or Series shares (“Voting Shares”), to the extent required by law (including the Exemptive Order referred to in Section 7.1 below) the Company shall:

    (a)        solicit voting instructions from Contract Owners to which Voting Shares are attributable;

(b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

    (c)        vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

    (d)        vote Voting Shares of each Series held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received;

provided, however, that if the SEC changes its interpretations of voting privileges for variable contracts the Company may vote such shares in its own right. The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above and with the manner employed by all other Participating Accounts.

ARTICLE VI. Compliance with Code

    6.1.        The Fund shall comply with Section 817(h) of the Code, and all regulations issued thereunder and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

    6.2.        The Fund shall maintain its qualification as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

    6.3.        The Fund and the Adviser acknowledge and agree that any failure (whether intentional or in good faith or otherwise) of any Fund to comply with the requirements of Subchapter M of the Code or the diversification requirements of 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for the Contract Owners and could also adversely affect the Company’s corporate tax liability. The Fund and the Adviser further acknowledge and agree that any such failure may result in costs and expenses being incurred by the Company. For example, the Company may incur costs and expenses in obtaining whatever regulatory authorizations are required to correct a failure to diversify and/or substitute shares of an investment company for those of the failed Fund, fees and expenses of legal counsel and other advisors to the Company, and federal taxes, interest or tax penalties. Without limiting the provisions of Article VIII of this Agreement, the Fund and the Adviser acknowledge and agree that they will be financially liable for all reasonable costs and expenses incurred by the Company due to the failure to comply with Subchapter M of the Code or the diversification requirements of 817(h) of the Code.

    6.4.        The Company shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII. Potential Conflicts

    7.1.        The parties to this Agreement acknowledge that the Fund has obtained an order of exemption from the SEC (the “Exemptive Order,” File No. 812-9674) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8). The Fund hereby notifies the Company that Contracts Private Offering Memorandum disclosure regarding potential risks of such mixed and shared funding may be appropriate.

    7.2.        The Fund Board shall monitor the existence of any material irreconcilable conflict between the interests of Product Owners. The Fund Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

    7.3.        (a) The Company shall report any potential or existing conflicts promptly to the Fund Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Fund Board in carrying out its responsibilities in connection with the Exemptive Order. The Company agrees to carry out such responsibilities with a view only to the interests of Contract Owners.

    (b)        The Company shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board and the Fund may fully carry out the obligations imposed upon them by the conditions of the Exemptive Order, and such reports, material and data shall be submitted more frequently if deemed appropriate by the Fund Board.

    7.4.        If a majority of the Fund Board, or a majority of its directors who are not “interested persons” as defined in the 1940 Act (“Disinterested Directors”), determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Fund Board shall give prompt notice to all Participating Insurance Companies. If the Fund Board determines that the Company is responsible in full or in part for causing or creating said conflict, the Company (and other responsible Participating Insurance Companies) shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

    (a)        Withdrawing the assets allocable to the Account from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or other Product Owners) that votes in favor of such segregation or offering to the affected Contract Owners the option of making such a change; and

    (b)        Establishing a new registered management investment company.

    7.5.        If a material irreconcilable conflict arises as a result of a decision by the Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, the Company may be required, at the Fund Board’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above). No charge or penalty will be imposed as a result of such withdrawal.

    7.6.        If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of the foregoing six month period, the Adviser and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).

    7.7.        For purposes of this Article, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

    7.8.        If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

    8.1.        Indemnification by the Company. The Company shall indemnify and hold harmless the Fund, the Adviser and each person who controls the Fund or the Adviser within the meaning of such terms under the 1933 Act (but not any other Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Company in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund’s shares or the Contracts and:

    (a)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the private placement memorandum or other disclosure documents for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or Adviser for use in such documents, or in the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

    (b)        arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of the Company; or

    (c)        arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Fund shares; or

(d) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments as required under this Agreement; or

(e) arise out of any material breach by the Company of this Agreement.

This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

    8.2.        Indemnification by the Adviser. The Adviser shall indemnify and hold harmless the Company and each person who controls the Company within the meaning of such term under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Adviser in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund’s shares or the Contract and:

    (a)        arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Fund or the Adviser for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

    (b)        arise out of any untrue statement or alleged untrue statement of a material fact contained in private placement memorandum or other disclosure documents for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Adviser to the Company; or

(c) arise out of or are based upon wrongful conduct of the Fund or the Adviser with respect to the sale of Fund shares; or

(d) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement; or

(e) arise out of any material breach by the Fund or the Adviser of this Agreement.

This indemnification will be in addition to any liability that the Adviser may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

    8.4.        Indemnification Procedures. After receipt by a party entitled to indemnification (“indemnified party”) under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII (“indemnifying party”), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law

    9.1.        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law.

    9.2.        This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X. Termination

        10.1 This Agreement shall not terminate until the Fund is dissolved, liquidated, or merged into another entity, or, as to any Series of the Fund, the Account no longer invests in that Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3, and the Company may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

    10.2.        Termination of the Fund’s Obligation to Sell. The obligation of the Fund to sell shares to the Company pursuant to Article II of this Agreement shall terminate at the option of the Fund upon notice to the Company as provided below:

(a) the Fund Board has terminated the offering of Fund shares or Series shares pursuant to Section 2.1 of this Agreement; or

    (b)        upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund’s reasonable judgment, materially impair the Company’s ability to meet and perform the Company’s obligations and duties hereunder; or

(c) in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law; or

    (d)        if either the Fund or the Adviser shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition since the date of this Agreement or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Adviser; or

    (e)        upon the Company’s assignment of this Agreement (including, without limitation, any transfer of any Contract or the Account to another insurance company pursuant to an assumption reinsurance or other agreement) unless the Fund consents thereto; or

(f) upon termination pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3.

Termination of the Fund’s obligation shall take effect immediately upon the giving of such notice upon the occurrence of an event described in clauses (b) or (c) above, and 10 (ten) days after the giving of such notice in all other cases. In exercising its option to terminate its obligation to sell shares to the Company, the Fund will continue to make Fund shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as “Existing Contracts”) to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, unless the Existing Contracts are the basis for the termination. In that case, the Fund may nonetheless elect to continue to make Fund shares available for Existing Contracts and if it so elects, shall promptly notify the Company whether the Fund is electing to make Fund shares available after termination.

    10.3.        As to the Company. The restrictions on the Company under Section 2.7(a) of this Agreement shall terminate at the option of the Company upon 10 days’ notice to the Fund:

    (a)        if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Fund, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within 10 days after receipt thereof; or

(b) upon institution of formal proceedings against the Fund by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or

    (c)        if the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes the Fund may fail to so qualify, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

    (d)        if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

    (e)        if the Fund informs the Company pursuant to Section 4.4 that the Fund will not comply with investment restrictions as requested by the Company, and the Fund and the Company are unable to agree upon any reasonable alternative accommodations; or

    (f)        upon receipt by the Company of any necessary regulatory approvals and the vote of the Contract Owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days’ prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund’s shares; or

(g) upon a material breach of any provision of this Agreement by either the Fund or the Adviser; or

    (h)        if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, or financial conditions since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company.

    10.4.        Company Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, the Fund shall have the right to require the Company to redeem Shares attributable to such Contracts upon ten (10) days written notice to the Company and the Company shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund Shares. Notice to the Company shall specify the period of time the Company has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Shares pursuant to action taken or request made by the Fund Board in accordance with an order of the SEC as described in Article VII, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

ARTICLE XI. Applicability to New Accounts and New Contracts

        The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by the Company and separate accounts therefore investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII.  Notice, Request or Consent

                  Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

                  If to the Fund:

                           M Fund, Inc.
                           River Park Center
                           205 S.E. Spokane Street
                           Portland, Oregon  97202
                           Attn:  President

                  If to the Adviser:

                           M Financial Investment Advisers, Inc.
                           River Park Center
                           205 S.E. Spokane Street
                           Portland, Oregon  97202
                           Attn:  President

                  If to the Company:
                           Pruco Life Insurance Company
                           213 Washington Street
                           Newark, New Jersey  07102-3777
                           Attn: Corporate Counsel

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested, by overnight delivery with a nationally recognized courier or by electronically transmitted facsimile, and shall be effective upon receipt or three days after mailing.

ARTICLE XIII. Dispute Resolution

        All disputes arising under or relating to this Agreement shall be subject to negotiation and binding arbitration as set forth in this Article 13.

13.1.	Negotiation. The affected parties shall in good faith attempt promptly to resolve any dispute arising under or relating to this Agreement by negotiations between executives who have authority to settle the controversy. A party may give the other party or parties written notice of any dispute not resolved in the ordinary course of business. Within 20 days of the delivery of such notice, executives of the affected parties shall meet, in person or by telephone conference, and thereafter as often as they reasonably deem necessary, to exchange information and attempt to resolve the dispute. If a negotiator intends to be accompanied by an attorney, he shall provide all other parties at least five days notice of such fact, and the negotiators for such parties shall be entitled to be accompanied by an attorney without further notice. If the parties have failed to meet within 20 days of the notice, or if the matter has not been resolved within 50 days of the notice, then either party may request arbitration as provided in Article 13.2.

      13.2 Arbitration.

    (a)        Any and all disputes between parties arising under or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement, and including disputed claims for indemnification or contribution, shall be submitted to the decision of an arbitration panel composed of two arbiters and an umpire, meeting in Portland, Oregon unless otherwise agreed. Notice requesting arbitration will be sent by Certified or Registered Mail, return-receipt requested.

    (b)        The members of the arbitration panel shall be active or retired disinterested securities or insurance industry executives or attorneys expert in insurance or securities law. Each party shall appoint its arbiter, and the two arbiters shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbiter within 30 days after receiving written request, the claimant shall also appoint the second arbiter. If the two arbiters fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbiter, the two arbiters will promptly request the American Arbitration Association (“AAA”) to appoint an umpire for the arbitration with the qualifications set forth above in this paragraph. If the AAA fails to name an umpire within 30 days of the arbiters? request, either party may apply to a court of competent jurisdiction to appoint an umpire with the above required qualifications. The umpire will promptly notify in writing all parties to the arbitration of his selection and thereupon the arbitration panel will notify all parties of the scheduled date of the hearing. Upon resignation or death of any member of an arbitration panel, a replacement will be appointed in the same fashion as the resigning or deceased member was appointed.

    (c)        The claimant shall submit its initial brief within 20 days from appointment of the umpire. The respondent shall submit its brief within 20 days thereafter, and the claimant may submit a reply brief within 10 days after filing of the respondent?s brief.

    (d)        The panel shall make its decision with regard to applicable law and the custom and usage of the securities industry. The panel shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The panel shall make its decision within 60 days following the termination of the hearings unless the parties consent to an extension. The majority of the panel shall be final and binding upon all parties to the proceeding. Judgement may be entered upon the award of the panel in any court of competent jurisdiction.

    (e)        Each party shall bear the expense of its own arbiter and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the panel.

        13.3 Multiparty Arbitration. Unless otherwise agreed, if the matter in dispute under this Article 13 involves more than two parties, then within 30 days following a written request for arbitration, the parties to the arbitration, or any one of them, will promptly request that the AAA name a disinterested panel consisting of three arbiters having the qualifications set forth above, one of whom shall be designated by the AAA as the umpire. The expenses of the arbiters and umpires shall be divided equally among the parties unless otherwise agreed. Any vacancies occurring on the panel will be filled by a replacement appointed by the AAA. Unless otherwise agreed, the arbitration shall be conducted in all other respects as set forth in Article 13.2.

ARTICLE XIV. Miscellaneous

    14.1.        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    14.2.        This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

    14.3.        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    14.4.        Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

    14.5.        The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                    PRUCO LIFE INSURANCE COMPANY
                                            (Company)

Date:  ___8/6/2001____     By:  _/s/ __Esther H Milnes____________________________
                                        Name:   Esther H Milnes
                                        Title:     Senior Vice President

                                    M FUND, INC.
                                    (Fund)

Date:  ___7/26/2001____    By:  __/s/___Daniel F Byrne__________________________
                               Name:        Daniel F. Byrne
                                        Title:       President

                                    M FINANCIAL INVESTMENT ADVISERS, INC.
                                    (Adviser)

Date:  ___7/26/2001____    By:  __/s/___Daniel F Byrne__________________________
                                        Name:        Daniel F. Byrne
                                        Title:       President

Schedule 1

Accounts of the Company

and Classes of Contracts

Investing in the Fund

Effective as of the date the Agreement was executed, the following separate accounts of the Company and Contracts are subject to the Agreement:

====================================== ==================================== ====================================
Name of Account and Subaccounts        Type of Product
                                       Supported by Account                 Name of Product
====================================== ==================================== ====================================
-------------------------------------- ------------------------------------ ------------------------------------
Pruco Life Variable Contract Account   3(c)(7) Private Placement Variable   Magnastar Private Placement
M                                      Universal Life                       Variable Universal Life
-------------------------------------- ------------------------------------ ------------------------------------
Pruco Life Variable Contract Account   3(c)(1) Private Placement Variable   Magnastar Private Placement
M2                                     Universal Life                       Variable Universal Life
-------------------------------------- ------------------------------------ ------------------------------------

====================================== ==================================== ====================================

Effective as of          , the following separate accounts of the Company and Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

============================== ============================ =========================== ============================
Name of Account and            Type of Product Supported
Subaccounts                    by Account                   Name of Account             Name of Product
============================== ============================ =========================== ============================
------------------------------ ---------------------------- --------------------------- ----------------------------

------------------------------ ---------------------------- --------------------------- ----------------------------

------------------------------ ---------------------------- --------------------------- ----------------------------

============================== ============================ =========================== ============================

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC.                                PRUCO LIFE INSURANCE COMPANY

By:  _____________________________  By:  _____________________________
Name:                                       Name:
Title:                                      Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By:  _____________________________
Name:
Title:

Schedule 2

Fund Series and Other FundingVehicles
Available Under
Each Class of Contracts

Effective as of the date the Agreement was executed, the following Fund Series and other Funding Vehicles are available under the Contracts:

Contract Marketing Name — Magnastar

Fund Series — Magnastar

Other Funding Vehicles

Fund Name                                Investment Advisor/Sub-Adviser                   Exempt/ Registered
____________________________________________________________________________________________________________

Money Market                             Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Diversified Bond                         Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Equity                                   Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Flexible Managed                         Prudential Investment Corp.                      Registered
___________________________________________________________________________________________________________

Conservative Balanced                    Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Equity Income                            Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

High Yield Bond                          Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Natural Resources                        Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Stock Index                              Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Global                                   Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Prudential Jennison                      Prudential Investment Corp.                      Registered
___________________________________________________________________________________________________________

T. Rowe Price International Stock        Rowe Price-Fleming Intl.                         Registered
____________________________________________________________________________________________________________

AIM V.I. Value                           AIM Advisors                                     Registered
____________________________________________________________________________________________________________

Janus Aspen Series Growth                Janus Capital                                    Registered
____________________________________________________________________________________________________________

MFS Emerging Growth Series               MFS Investment Management                        Registered
____________________________________________________________________________________________________________

American Century VP Value                Investors Research                               Registered
____________________________________________________________________________________________________________

Franklin SM Cap Inv Fund                 Franklin Advisers                                Registered
____________________________________________________________________________________________________________

Effective as of January 2, 2002, this Schedule 2 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

Contract Marketing Name — Magnastar

M Fund, Inc. Fund Series:

Fund Name                                Investment Advisor/Sub-Adviser                   Exempt/ Registered

____________________________________________________________________________________________________________

Brandes International Equity Fund        M Financial Investment Advisers, Inc./Brandes    Registered
                                         Investment Partners, L.P.
____________________________________________________________________________________________________________

Clifton Enhanced U.S. Equity Fund        M Financial Investment Advisers, Inc./The        Registered
                                         Clifton Group
____________________________________________________________________________________________________________

Frontier Capital Appreciation Fund       M Financial Investment Advisers, Inc./Frontier   Registered
                                         Capital Management Company, LLC
____________________________________________________________________________________________________________

Turner Core Growth Fund                  M Financial Investment Advisers, Inc./Turner     Registered
                                         Investment Partners
____________________________________________________________________________________________________________

Business Opportunity Value Fund          M Financial Investment Advisers, Inc./Iridian    Registered
                                         Asset Management
____________________________________________________________________________________________________________

Other Funding Vehicles

Fund Name                                Investment Advisor/Sub-Adviser                   Exempt/ Registered
____________________________________________________________________________________________________________

Money Market                             Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Diversified Bond                         Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Equity                                   Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Flexible Managed                         Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Conservative Balanced                    Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Equity Income                            Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

High Yield Bond                          Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Natural Resources                        Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Stock Index                              Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Global                                   Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

Prudential Jennison                      Prudential Investment Corp.                      Registered
____________________________________________________________________________________________________________

T. Rowe Price International Stock        Rowe Price-Fleming Intl.                         Registered
____________________________________________________________________________________________________________

AIM V.I. Value                           AIM Advisors                                     Registered
____________________________________________________________________________________________________________

Janus Aspen Series Growth                Janus Capital                                    Registered
____________________________________________________________________________________________________________

MFS Emerging Growth Series               MFS Investment Management                        Registered
____________________________________________________________________________________________________________

American Century VP Value                Investors Research                               Registered
____________________________________________________________________________________________________________

Franklin SM Cap Inv Fund                 Franklin Advisers                                Registered
____________________________________________________________________________________________________________

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                                PRUCO LIFE INSURANCE COMPANY

By:  _____________________________  By:  _____________________________
Name:  Daniel F. Byrne                                        Name:
Title:  President                                    Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By:  _____________________________
Name:  Daniel F. Byrne
Title:  President

Schedule 3

Investment RestrictionsApplicable
to the Fund

Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Fund:

N/A

Effective as of ___________________, this Schedule 3 is hereby amended to reflect the following changes:

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.

M FUND, INC.                                PRUCO LIFE INSURANCE COMPANY

By:  _____________________________  By:  _____________________________
Name:                                       Name:
Title:                                      Title:

M FINANCIAL INVESTMENT ADVISERS, INC.

By:  _____________________________
Name:
Title: